As filed with the Securities and Exchange Commission on September 9, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-3175693
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

4 Stamford Plaza

107 Elm Street, 9th Floor

Stamford, Connecticut 06902

(203) 406-3700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Derek Chalmers, Ph.D., D.Sc.

Chief Executive Officer

Cara Therapeutics, Inc.

4 Stamford Plaza

107 Elm Street

Stamford, Connecticut 06902

(203) 406-3700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Babak Yaghmaie

Darren DeStefano

Alison Haggerty

Cooley LLP

1114 Avenue of the Americas

New York, NY 10036-7798 (212) 479-6000

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	170,793	$23.11	$3,947,027	$478.40

(1)

The shares of Common Stock, par value $0.001 per share, or the Common Stock, will be offered for resale by the selling stockholder pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Calculated pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on September 3, 2019.

PROSPECTUS

170,793 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholder named in this prospectus of up to 170,793 shares of our Common Stock, par value $0.001 per share. We are registering the offer and sale of these shares of Common Stock to satisfy our obligations pursuant the registration rights contained in that certain Common Stock Purchase Agreement, dated August 20, 2019, to which the selling stockholder is a party, or the Common Stock Purchase Agreement. See “Selling Stockholder.” The registration of these shares of Common Stock does not necessarily mean that any of the shares of Common Stock will be offered or sold by the selling stockholder. We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholder.

The selling stockholder may sell the shares of Common Stock described in this prospectus through public or private transactions at fixed prices, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution.”

Our Common Stock is listed on the Nasdaq Global Market, or Nasdaq, under the symbol “CARA.” On September 6, 2019, the last reported sales price of our Common Stock was $23.55 per share.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 2 of this prospectus before buying our Common Stock. Information regarding the risks involved when investing in our Common Stock are also included in documents incorporated by reference into this prospectus, and may also be included in any prospectus supplement(s) and/or documents incorporated by reference therein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OF COMMON STOCK OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 9, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act). Under the shelf registration rules, using this prospectus and, if required, one or more prospectus supplements, the selling stockholder identified in this prospectus may sell, from time to time, the shares of Common Stock covered by this prospectus in one or more offerings. See “Plan of Distribution.”

We may provide a prospectus supplement containing specific information about the terms of a particular offering by and of the selling stockholder. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should also carefully read the additional information and documents described under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement prepared by us or on our behalf. Neither we nor the selling stockholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholder are making an offer to sell these shares of Common Stock in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless the context indicates otherwise, as used in this prospectus, the terms “Cara Therapeutics,” “Cara,” “the Company,” “we,” “us” and “our” refer to Cara Therapeutics, Inc., a Delaware corporation. We use Cara Therapeutics as a trademark in the United States. All other trademarks or trade names referred to in this prospectus are the property of their respective owners.

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CARA THERAPEUTICS, INC.

We are a clinical-stage biopharmaceutical company focused on developing and commercializing new chemical entities with a primary focus on pruritus as well as pain by selectively targeting peripheral kappa opioid receptors. We are developing a novel and proprietary class of product candidates, led by KORSUVA (CR845/difelikefalin), a first-in-class kappa opioid receptor agonist that targets the body’s peripheral nervous system, as well as certain immune cells.

In a Phase 3 and two Phase 2 trials, KORSUVA (CR845/difelikefalin) injection (intravenous formulation) has demonstrated statistically significant reductions in itch intensity and concomitant improvement in pruritus-related quality of life measures in hemodialysis patients with moderate-to-severe chronic kidney disease associated pruritus, or CKD-aP, and is currently being investigated in additional Phase 3 trials in hemodialysis patients with CKD-aP. We have partnered with Vifor Fresenius Medical Care Renal Pharma Ltd., or VFMCRP, a joint venture between Vifor Pharma Group and Fresenius Medical Care, to commercialize KORSUVA (CR845/difelikefalin) injection in dialysis patients with CKD-aP worldwide, excluding the United States, Japan (Maruishi Pharmaceuticals Co. Ltd., or Maruishi/sub-licensee Kissei), and South Korea (Chong Kun Dang Pharmaceutical Corp., or CKDP). We retain all rights in the United States and will promote KORSUVA (CR845/difelikefalin) injection, if approved, with VFMCRP in U.S. Fresenius Medical Care North America dialysis clinics under a profit share agreement.

CR845/difelikefalin has also demonstrated statistically significant pain reduction in clinical trials in patients with moderate-to-severe acute pain in the post-operative setting, without inducing many of the undesirable side effects typically associated with currently available opioid pain therapeutics. We retain rights to all KORSUVA/CR845 formulations and indications worldwide, excluding KORSUVA (CR845/difelikefalin) injection in dialysis patients with CKD-aP under our agreement with VFMCRP for certain ex-U.S. territories and our other license agreements for CR845/difelikefalin in Japan (Maruishi/sub-licensee Kissei) and South Korea (CKDP).

The U.S. Food and Drug Administration, or FDA, has conditionally accepted KORSUVA as the trade name for CR845/difelikefalin injection and its safety and efficacy have not been fully evaluated by any regulatory authority.

We commenced operations in 2004, and our primary activities to date have been organizing and staffing our company, developing our product candidates, including conducting preclinical studies and clinical trials of CR845/difelikefalin-based product candidates and raising capital. To date, we have financed our operations primarily through sales of our equity and debt securities and payments from license agreements. We have no products currently available for sale, and substantially all of our revenue to date has been revenue from license agreements, although we have received nominal amounts of revenue under research grants.

Corporate Information

Information concerning the Company is contained in the documents that we file with the SEC as a reporting company under the Securities Exchange Act of 1934, as amended, which are accessible at www.sec.gov. Our website address is www.caratherapeutics.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our Common Stock. We have included our website address in this prospectus solely as an inactive textual reference.

Our mailing address is 4 Stamford Plaza, 107 Elm Street, 9th Floor, Stamford, Connecticut 06902. Our telephone number is (203) 406-3700.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. See the risk factors described in 1.A. Risk Factors of our Form 10-K for the fiscal year ended December 31, 2018 and those contained in our other filings with the SEC that are incorporated by reference into the prospectus. Before making an investment decision, you should carefully consider these risks, as well as other information included or incorporated by reference into this prospectus. These risks could materially affect our business, financial condition or results of operations and cause the value of our Common Stock to decline. You could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” and or the negative of these terms, or other comparable terminology intended to identify statements about the future. From time to time, we publish forward-looking statements relating to matters such as anticipated financial performance, business prospects, technological developments, new products, research and development activities and other aspects of our present and future business operations as well as similar matters.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. While it is impossible to identify or predict all such matters, these differences may result from, among other things:

•

the success and timing of our clinical trials, including our clinical trial programs for KORSUVATM (CR845/difelikefalin) injection in CKD-aP and Oral KORSUVA (CR845/difelikefalin) in CKD-aP, and chronic liver disease associated pruritus, or CLD-aP, and other investigational indications, and the reporting of clinical trial results;

•	the potential regulatory development pathway for KORSUVA (CR845/difelikefalin) injection in CKD-aP and CR845/difelikefalin injection in acute post-operative setting;

•	our plans to develop and commercialize KORSUVA (CR845/difelikefalin) injection, Oral KORSUVA (CR845/difelikefalin) and our other product candidates;

•	the potential results of ongoing and planned preclinical studies and clinical trials and future regulatory and development milestones for our product candidates;

•

the size and growth of the potential markets for pruritus management, including CKD-aP in hemodialysis and non-dialysis markets, or CLD-aP markets as well as post-operative care markets, and for our other product candidates and our ability to serve those markets;

•	our ability to obtain and maintain regulatory approval of our product candidates, including intravenous and oral CR845/difelikefalin, and the labeling under any approval we may obtain;

•	the anticipated commercial launch of KORSUVA (CR845/difelikefalin) injection;

•	the potential of future scheduling of KORSUVA (CR845/difelikefalin) injection by the United States Drug Enforcement Administration, if regulatory approval is received;

•

the performance of our current and future collaborators and licensees, including VFMCRP, Maruishi, and CKDP, as well as sub-licensees, including Kissei, and our ability to maintain such collaborations;

•	our ability to establish additional collaborations for our product candidates;

•	the continued service of our key scientific or management personnel;

•	our ability to establish commercialization and marketing capabilities;

•	regulatory developments in the United States and foreign countries;

•	the rate and degree of market acceptance of any approved products;

•	our ability to obtain and maintain coverage and adequate reimbursement from third-party payers for any approved products;

•	our planned use of our cash and cash equivalents and marketable securities and the clinical milestones we expect to fund with such proceeds;

•	the accuracy of our estimates regarding expenses, future revenues and capital requirements;

•	our ability to obtain funding for our operations;

•	our ability to obtain and maintain intellectual property protection for our product candidates and our ability to operate our business without infringing on the intellectual property rights of others;

•	the success of competing drugs that are or may become available; and

•	the performance of third-party manufacturers and clinical research organizations.

In evaluating such forward-looking statements, you should specifically consider various factors, including the risks outlined under the heading “Risk Factors” contained in this prospectus and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q or Current Reports on Form 8-K filed with the SEC. The discussion of risks and uncertainties set forth in those filings is not necessarily a complete or exhaustive list of all risks facing us at any particular point in time. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, together with the information incorporated herein or therein by reference, and with the understanding that our actual future results may materially differ from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

The selling stockholder will receive all of the net proceeds from the sale of any shares of Common Stock under this prospectus. We are not selling any shares of Common Stock under this prospectus and it will not receive any proceeds from the sale of any shares of Common Stock by the selling stockholder. We will, however, bear certain costs associated with the sale of shares of Common Stock by the selling stockholder.

SELLING STOCKHOLDER

The registration statement of which this prospectus forms a part covers the public resale of the shares of Common Stock beneficially owned by the selling stockholder listed in the table below. The selling stockholder may, in accordance with the Common Stock Purchase Agreement and pursuant to this prospectus, sell some, all or none of the shares of Common Stock beneficially owned by the selling stockholder and covered by this prospectus. The selling stockholder makes no representations that such shares will be offered for sale.

We are registering the offer and sale of these shares of Common Stock to satisfy our obligations pursuant the registration rights contained in the Common Stock Purchase Agreement, pursuant to which we issued and sold to the selling stockholder 170,793 shares of Common Stock in a private placement. Such shares were issued in satisfaction of a portion of the upfront fee payable in Common Stock, for no additional consideration, pursuant to a Non-Exclusive License Agreement with Enteris Biopharma, Inc., or the License Agreement, an affiliate of the selling stockholder. Other than the foregoing, the selling stockholder has not had any material relationship with us or our affiliates within the past three years. Additional information with respect to the License Agreement and Common Stock Purchase Agreement is contained in our current report on Form 8-K filed with the SEC on August 21, 2019.

As used in this prospectus, the term “selling stockholder” includes only the selling stockholder listed below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling stockholder’s interest in our Common Stock other than through a public sale. Information about the selling stockholder and certain transferees may change over time. Any changed information will be set forth in prospectus supplements, if required.

The following table sets forth, based on written representations from the selling stockholder, certain information as of September 3, 2019 regarding the beneficial ownership of our Common Stock by the selling stockholder and the shares being offered by the selling stockholder. The applicable percentage ownership is based on 40,027,916 shares of our Common Stock outstanding as of June 30, 2019. Information with respect to shares owned beneficially after the offering assumes the sale of all of the shares offered and no other purchases or sales of our Common Stock. The selling stockholder may offer and sell some, all or none of its shares. See “Plan of Distribution.”

Beneficial ownership is determined in accordance with applicable SEC rules, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, we believe that the selling stockholder has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by it. All selling stockholder information has been furnished by or on behalf of the selling stockholder. Based on the information provided to us by the selling stockholder, it is not a broker-dealer or an affiliate of a broker-dealer.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering			Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After Offering
	Number	Percentage			Number	Percentage
EBP Holdco LLC(1)	170,793	*	%	170,793	—	—%

*	Less than 1%.
(1)	The address of EBP Holdco LLC is 150 North Riverside Plaza, Suite 5200, Chicago, IL 60606.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our certificate of incorporation authorizes us to issue 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of June 30, 2019, 40,027,916 shares of common stock were outstanding and no shares of preferred stock were outstanding.

The following summary description of our capital stock is based on the provisions of our Amended and Restated Certificate of Incorporation, or the Restated Certificate, as well as our Amended and Restated Bylaws, or Bylaws, and the applicable provisions of the Delaware General Corporation Law, or the DGCL. This information is qualified entirely by reference to the applicable provisions of our Restated Certificate, Bylaws and the DGCL. For information on how to obtain copies of our Restated Certificate and Bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find Additional Information.”

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of our common stock do not have cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any preferred stock that we may designate and issue in the future.

Registration Rights

Pursuant to the Common Stock Purchase Agreement, we agreed to use commercially reasonable efforts to effect the registration and sale of any shares issued and sold to the selling stockholder thereunder in accordance with the applicable requirements of the Securities Act, including any shares that may be issued in the future in connection with our exercise of a buyout option under the License Agreement. We are generally required to bear all registration expenses incurred in connection with these registration rights. These registration rights will terminate at such time as the selling stockholder’s shares issued under the Common Stock Purchase Agreement may be sold without restriction under Rule 144 of the Securities Act.

In addition, we and some of the holders of our common stock have entered into an investors’ rights agreement. The registration rights provisions of this agreement provide those holders with demand, piggyback and Form S-3 registration rights with respect to the shares of our common stock currently held by them.

Demand Registration Rights

The holders of at least 20% of the registrable securities, as defined under the investors’ rights agreement, have the right to make up to two demands that we file a registration statement to register all or a portion of their shares so long as the aggregate offering price of securities requested to be sold under such registration statement is at least $10,000,000, net of underwriting discounts and commissions and subject to specified exceptions.

Piggyback Registration Rights

If we register any securities for public sale, holders of registrable securities, as defined under the investors’ rights agreement, are entitled to written notice of the registration and will have the right to include their shares in the registration statement. In connection with this registration, the requisite holders waived their rights to notice and to include their shares. The underwriters of any offering will have the right to limit the number of shares having registration rights to be included in the registration statement provided such registration does not include shares of any other selling stockholders, in which case any and all shares held by selling stockholders may be excluded from the offering.

Registration on Form S-3

If we are eligible to file a registration statement on Form S-3, the holders of at least 10% of the registrable securities, as defined under the investors’ rights agreement, have the right to demand up to twice per year that we file registration statements on Form S-3 so long as the aggregate offering price of the securities to be sold under the registration statement on Form S-3 is at least $5,000,000, net of underwriting discounts and commissions, and subject to specified exceptions.

Expenses of Registration; Indemnification

Generally, we are required to bear all registration expenses incurred in connection with the demand, Form S-3 and piggyback registrations described above, other than underwriting discounts and commissions. The investors’ rights agreement contains customary indemnification provisions with respect to registration rights.

Termination of Registration Rights

The demand, Form S-3 and piggyback registration rights discussed above will terminate if all of the holder’s registrable securities may be sold without restriction under Rule 144 of the Securities Act.

Preferred Stock

Pursuant to the Restated Certificate, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•

whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

Cara is incorporated in Delaware. The DGCL provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Antitakeover Effects of Provisions of Charter Documents and Delaware Law

Charter Documents. Our Restated Certificate and Bylaws, each as amended to date, include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our company. First, our board of directors is classified into three classes of directors. Under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation’s certificate of incorporation provides otherwise. Our Restated Certificate does not provide otherwise. In addition, the Restated Certificate provides that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing. Further, our Bylaws limit who may call special meetings of the stockholders. Our Restated Certificate does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Finally, our Bylaws establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals. These and other provisions of our Restated Certificate and Bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control or management of our company.

Delaware Takeover Statute. We are subject to Section 203 of the DGCL, which regulates acquisitions of some Delaware corporations. Section 203 generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which the person became an interested stockholder, unless:

•

the board of directors of the corporation approved the business combination or the other transaction in which the person became an interested stockholder prior to the date of the business combination or other transaction;

•

upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding stock of the corporation not owned by the interested stockholder.

Section 203 of the DGCL defines a “business combination” to include any of the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the corporation’s assets or outstanding stock involving the interested stockholder;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

Section 203 of the DGCL could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.

Transfer Agent And Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, and its address is 6201 15th Street, Brooklyn, NY 11219. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on the Nasdaq Global Market

Our common stock is listed on the Nasdaq Global Market under the symbol “CARA.”

PLAN OF DISTRIBUTION

The selling stockholder, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling stockholder’s interests in our Common Stock other than through a public sale, may, in accordance with the Common Stock Purchase Agreement, sell all or a portion of the shares of Common Stock offered hereby from time to time in the future. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•

purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts or commissions or agent commissions from the selling stockholder and/or the purchasers of the shares for whom they may act as agent;

•	sales on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades, including transactions in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	public or privately negotiated transactions;

•	the pledge of shares for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of such shares;

•	short sales or transactions to cover short sales;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	sales pursuant to the Securities Act, including Rule 144 under the Securities Act;

•	transactions in which broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder, which is an entity, may elect to make an in-kind distribution of shares of Common Stock, on a pro rata basis or otherwise, to its members, general or limited partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, general or limited partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Common Stock pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or shareholders who are affiliates of ours received shares in any such distribution, such affiliates will also be selling stockholders hereunder and will be entitled to sell shares of Common Stock pursuant to this prospectus.

The selling stockholder may enter into sale, forward-sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those sale, forward-sale or derivative transactions, the third parties may sell securities covered by this prospectus or the applicable prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the Common Stock. The third parties may also use shares received under those sale, forward-sale or derivative arrangements or shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

In connection with sales of shares of Common Stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling stockholder may also sell shares of Common Stock short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling stockholder may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell or effect distributions of such shares. Such borrower or pledgee may also transfer those shares of Common Stock to investors in our securities or the selling stockholder’s securities or in connection with the offering of other securities not covered by this prospectus.

The selling stockholder may also transfer, donate or gift shares of Common Stock in other circumstances, in which case the pledgees, donees, transferees, assignees and successors-in-interest will be selling stockholders under this prospectus.

If the selling stockholder sells shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholder and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of its shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, or the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any shares of Common Stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of shares of Common Stock to engage in market-making activities with respect to shares of Common Stock. All of the foregoing may affect the marketability of shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to shares of Common Stock.

The selling stockholder will receive all of the net proceeds from the sale of any shares of Common Stock under this prospectus. We are not selling any shares of Common Stock under this prospectus and we will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholder. Pursuant to the Common Stock Purchase Agreement, we are obligated to pay the cost of registering any offer and sale of the shares of Common Stock covered by this prospectus, as well as certain related expenses, including without limitation SEC filing fees; however, the selling stockholder is responsible for all discounts, selling commissions and other costs related to the offer and sale of their shares of Common Stock pursuant to this prospectus. We have agreed to indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act, relating to the registration of the shares offered by this prospectus.

In addition, we or the selling stockholder may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling stockholder or its affiliates in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in any accompanying prospectus supplement(s), certain legal matters in connection with the authorization and the validity of the shares of Common Stock covered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The financial statements of Cara appearing in Cara’s Annual Report (Form 10-K) for the year ended December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statement to be included in subsequently filed documents will be, incorporated herein in reliance upon such report(s) of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Cara. The address of the SEC website is www.sec.gov.

We maintain a website at www.caratherapeutics.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and filed with the SEC on March 12, 2019;

•

those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2019 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, filed with the SEC on May 7, 2019 and August 7, 2019, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on May 29, 2019, June 5, 2019, July 12, 2019, July 24, 2019, July 29, 2019 and August 21, 2019; and

•

the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on January 27, 2014, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Cara Therapeutics, Inc., Attn: Investor Relations, 4 Stamford Plaza, 107 Elm Street, 9th Floor, Stamford, Connecticut 06902, telephone: (203) 406-3700.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

170,793 Shares of Common Stock

PROSPECTUS

September 9, 2019

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$478.40
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Printing and miscellaneous expenses		*

Total	$	*

*	These fees and expenses are calculated based on the number of issuances in applicable offerings and amount of shares offered, and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors

We are incorporated under the laws of the State of Delaware. Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the DGCL, our amended and restated certificate of incorporation and amended and restated bylaws, in each case to be in effect upon the closing of this offering, provide that: (i) we are required to indemnify our directors to the fullest extent permitted by the DGCL; (ii) we may, in our discretion, indemnify our officers, employees and agents as set forth in the DGCL; (iii) we are required, upon satisfaction of certain conditions, to advance all expenses incurred by our directors in connection with certain legal proceedings; (iv) the rights conferred in the bylaws are not exclusive; and (v) we are authorized to enter into indemnification agreements with our directors, officers, employees and agents.

We have entered into agreements with our directors that require us to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of us or any of our affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.

The underwriting agreement that we may enter into in connection with an offering pursuant to this Registration Statement will provide for indemnification by any underwriters of the company, our directors, our officers who sign the registration statement and our controlling persons, if any, for some liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits

Exhibit Number	Description of Document

1.1(1)	Form of Underwriting Agreement

3.1(2)	Amended and Restated Certificate of Incorporation

3.2(3)	Amended and Restated Bylaws

4.1(4)	Specimen Common Stock Certificate

4.2(5)	Fourth Amended and Restated Investors’ Rights Agreement, dated as of April 25, 2013, by and among the Registrant and certain of its stockholders

4.3#	Common Stock Purchase Agreement, dated August 20, 2019, by and among the Registrant, Enteris Biopharma, Inc. and EBP Holdco LLC

5.1	Opinion of Cooley LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.
(2)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36279) filed with the Securities and Exchange Commission on February 7, 2014 and incorporated herein by reference.
(3)	Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36279) filed with the Securities and Exchange Commission on February 7, 2014 and incorporated herein by reference.
(4)

Filed as Exhibit 4.1 to Pre-effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-192230) filed with the Securities and Exchange Commission on January 17, 2014 and incorporated herein by reference.

(5)

Filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-192230) filed with the Securities and Exchange Commission on November 8, 2013 and incorporated herein by reference.

#

Portions of this exhibit (indicated by asterisks) have been omitted because the Registrant has determined they are not material and would likely cause competitive harm to the Registrant if publicly disclosed, and certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the Securities and Exchange Commission.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Stamford, State of Connecticut, on September 9, 2019.

CARA THERAPEUTICS, INC.

By:	/s/ Derek Chalmers, Ph.D., D.Sc.
Derek Chalmers, Ph.D., D.Sc.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose names appear below constitutes and appoints Derek Chalmers and Mani Mohindru, and each of them, such person’s true and lawful attorney in fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, together with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and such other agencies, offices and persons as may be required by applicable law, granting unto said attorney in fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Derek Chalmers, Ph.D., D.Sc. Derek Chalmers, Ph.D., D.Sc.	President, Chief Executive Officer and Director (Principal Executive Officer)	September 9, 2019

/s/ Mani Mohindru, Ph.D. Mani Mohindru, Ph.D.	Chief Financial Officer (Principal Financial and Accounting Officer)	September 9, 2019

/s/ Martin Vogelbaum Martin Vogelbaum	Director	September 9, 2019

/s/ Harrison M. Bains, Jr. Harrison M. Bains, Jr.	Director	September 9, 2019

/s/ Jeffrey Ives, Ph.D. Jeffrey Ives, Ph.D.	Director	September 9, 2019

/s/ Christopher Posner Christopher Posner	Director	September 9, 2019